Exhibit 99.1

Company Contact:
RELM Wireless Corporation
William Kelly, EVP & CFO
(321) 984-1414

RELM Wireless Reports First Quarter 2018 Results

WEST MELBOURNE, Florida -- May 9, 2018 -- RELM Wireless Corporation (NYSE American: RWC) today announced financial and operating results for the first quarter ended March 31, 2018.

For the first quarter ended March 31, 2018, revenues increased approximately 59.2% to approximately $11.7 million, compared with approximately $7.4 million for the first quarter of 2017. The Company recognized operating income of approximately $748,000 for the first quarter of 2018, an increase of approximately 162% from an operating loss totaling approximately $1.2 million for the first quarter last year. The net loss for the first quarter of 2018 was approximately $443,000, or $0.03 per diluted share, compared with a net loss of approximately $1.3 million, or $0.09 per diluted share, for the same quarter in 2017.

The financial results for the first quarter of 2018 include a loss on the sale of securities totaling approximately $849,000, and a loss of approximately $297,000 on an investment. There were no comparable transactions during last year’s first quarter.

The Company had approximately $22.9 million in working capital as of March 31, 2018, of which $15.8 million was comprised of cash, cash equivalents and trade receivables. This compares with working capital of approximately $26.7 million as of December 31, 2017, of which $12.7 million was comprised of cash, cash equivalents and trade receivables. As of March 31, 2018, the Company had no borrowings outstanding under its revolving credit facility.

Tim Vitou, RELM’s President, commented, “We are very pleased with our operating results for the first quarter, particularly our sales performance, which built upon the momentum of 2017. This was one of our best first quarters for sales, exceeded only by 2016, which was driven primarily by our TSA contract. Conversely, the sales for this year’s first quarter were sourced from a wide range of federal, state and international customers. Operationally, gross profit margins increased significantly compared with last year’s first quarter as we realized some benefits from initiatives in manufacturing operations, as well as a more favorable mix of product sales. On the strength of these improvements, we generated operating income versus last year’s operating loss. Furthermore, we continued to invest in engineering, progressing toward the anticipated introduction of a new line of leading-edge products later this year.”

Mr. Vitou continued, “Below operating income, we reported a loss on the sale of our remaining shares of Iteris. This reporting is the result of a change in accounting guidance, and does not reflect the actual economics of our investment. We originally invested $3.2 million in Iteris stock that was ultimately sold for approximately $11.0 million in cash, which supplemented our working capital and enabled us to make another strategic investment. Although that investment generated a loss in the first quarter of 2018, we believe the future for this investment is favorable. Overall, I am encouraged by our outlook for sales and new products, and the trend of improvements in our operations, all of which should yield growth and enhanced shareholder value.”

Conference Call and Webcast
The Company will host a conference call and webcast for investors at 9:00 a.m. Eastern Time, on Wednesday, May 9, 2018. Shareholders and other interested parties may participate in the conference call by dialing 877-407-8031 (international/local participants dial 201-689-8031) and asking to be connected to the “RELM Wireless Corporation Conference Call” a few minutes before 9:00 a.m. Eastern Time on May 9, 2018. The call will also be webcast at http://www.bktechnologies.com. Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet webcast. An online archive of the webcast will be available on the Company’s website for 30 days following the call at http://www.bktechnologies.com.

A replay of the conference call will be available one hour after the completion of the call until May 18, 2018 by dialing 877-481-4010 PIN#28104 (international/local participants dial 919-882-2331 PIN#28104).

About RELM Wireless

As an American manufacturer for over 70 years, RELM Wireless is deeply rooted in the public safety communications industry, manufacturing high-specification communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies. Advances include a broad new line of leading digital two-way radios compliant with APCO Project 25 specifications. RELM Wireless’ products are manufactured and distributed worldwide under BK Radio and RELM brand names. The Company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at www.bktechnologies.com or directly at 1-800-821-2900. The Company’s common stock trades on the NYSE American market under the symbol “RWC”.

About APCO Project 25 (P25)

APCO Project 25 (P25), which requires interoperability among compliant equipment regardless of the manufacturer, was established by the Association of Public-Safety Communications Officials and is approved by the U.S. Department of Homeland Security. The shift toward interoperability gained momentum as a result of significant communications failures in critical emergency situations. RELM was one of the first manufacturers to develop P25-compliant technology.

Forward-Looking Statements

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: changes or advances in technology; the success of our LMR product line; successful introduction of new products and technologies; competition in the land mobile radio industry; general economic and business conditions, including federal, state and local government budget deficits and spending limitations; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; heavy reliance on sales to agencies of the U.S. government; our ability to utilize deferred tax assets; retention of executive officers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and consummate, acquisition or investment transactions, and risks incumbent to being a minority stockholder in a corporation; impact of our capital allocation strategy; government regulation; our business with manufacturers located in other countries; our inventory and debt levels; protection of our intellectual property rights; fluctuation in our operating results; acts of war or terrorism, natural disasters and other catastrophic events; any infringement claims; data security breaches and other factors impacting our technology systems; availability of adequate insurance coverage; maintenance of our NYSE American listing; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

# # #

RELM WIRELESS CORPORATION
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts) (Unaudited)

	Three Months Ended
	3/31/2018	3/31/2017

Sales, net	$11,746	$7,380

Expenses:
Cost of products	6,909	5,143
Selling, general and administrative expenses	4,089	3,443
Total expenses	10,998	8,586

Operating (loss) income	748	(1,206)

Other (expense) income:
Net interest income	17	8
Loss on Available-for-sale securities and investment	(1,146)	-
Loss on disposal of property, plant and equipment	-	(104)
Other (expense) income	(168)	(87)

(Loss) income before income taxes	(549)	(1,389)

Income tax benefit (expense)	106	121

Net (loss) income	$(443)	$(1,268)

Net (loss) earnings per share - basic	$(0.03)	$(0.09)
Net (loss) earnings per share - diluted	$(0.03)	$(0.09)

Weighted average common shares outstanding, basic	13,754	13,734
Weighted average common shares outstanding, diluted	13,754	13,734

RELM WIRELESS CORPORATION
Condensed Consolidated Balance Sheets
(In Thousands, Except Share Data)

	March 31,	December 31,
	2018	2017

ASSETS
Current assets:
Cash and cash equivalents	$8,058	$7,147
Available-for-sale securities	-	9,184
Trade accounts receivable, net	7,708	5,524
Inventories, net	15,318	14,358
Prepaid expenses and other current assets	760	772
Total current assets	31,844	36,985

Property, plant and equipment, net	2,151	2,201
Investment - FGI 1347 Holdings LP	3,036	-
Deferred tax assets, net	3,423	3,317
Other assets	273	298

Total assets	$40,727	$42,801

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,855	$5,971
Accrued compensation and related taxes	1,288	1,364
Accrued warranty expense	1,447	1,389
Accrued other expenses and other current liabilities	956	1,159
Dividends payable	271	273
Deferred revenue	166	157
Total current liabilities	8,983	10,313

Deferred revenue	753	481
Total liabilities	9,736	10,794

Commitments and contingencies

Stockholders' equity:
Preferred stock; $1.00 par value; 1,000,000 authorized
shares; none issued or outstanding	-	-
Common stock; $0.60 par value; 20,000,000 authorized
shares; 13,844,584 issued and outstanding shares at
March 31, 2018 and December 31, 2017, respectively	8,307	8,307
Additional paid-in capital	25,697	25,642
Accumumulated (deficit) earnings	(1,846)	(5,450)
Accumulated other comprehensive income	-	4,318
Treasury Stock, at cost, 285,514 and 192,094 at March 31, 2018
and December 31, 2017, respectively	(1,167)	(810)

Total stockholders' equity	30,991	32,007

Total liabilities and stockholders' equity	$40,727	$42,801